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                           INVISION TECHNOLOGIES, INC.

                             KEY EMPLOYEE AGREEMENT

                                       FOR

                                 DAVID M. PILLOR


     AGREEMENT made this 1st day of March, 1996, by and between INVISION TECHNOLOGIES, INC. (hereinafter the "Company") and you DAVID M. PILLOR (hereinafter also referred to as the "Employee").

     WHEREAS, the Employee is currently serving as Senior Vice President, Sales and Marketing of the Company, and has so served since July 18, 1994; and

     WHEREAS, the Company desires to retain Employee's services, to formalize its employment agreement with him, and to demonstrate its appreciation for his efforts; and

     WHEREAS, the Company and the Employee wish to clarify their respective rights concerning the Employee's employment relationship with the Company;

     NOW, THEREFORE, in consideration for the mutual promises contained herein, and for such other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   POSITION AND RESPONSIBILITIES

          1.1 The Company will continue to employ you and you shall serve in a management capacity (without commitment for a title) and perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary in connection with such employment.

          1.2 To the best of your ability, you will devote your full time and best efforts to the performance of your duties hereunder and to the business and affairs of the Company. You agree to serve as an employee of the Company and to perform such duties as may be assigned to you by the Company's Chief Executive Officer from time to time.

          1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

     2. COMPENSATION. The Company currently pays you for the services rendered hereunder a basic salary of $9166.66 per month. Such compensation is subject to change in

                                       1.
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accordance with the policies of the Company, as determined by its Board of
Directors, in force from time to time, and payable in installments in accordance with Company policy. You shall also be entitled to all rights and benefits for which you shall be eligible under bonus, vacation, sick days, pension, group insurance, disability, life insurance, profit-sharing or other Company benefits which may be in force from time to time and provided to you or for the Company's employees generally.

     3.   OTHER ACTIVITIES DURING EMPLOYMENT

          3.1 Except with the prior written consent of the Company, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which you are a passive investor. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your duties hereunder.

          3.2 Except as permitted by Section 3.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

          3.3 During the term of your employment by the Company, you will not directly or indirectly, except on behalf of the Company, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which are known by you to directly compete with the Company, throughout the world, in any of the business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, you may own, as a passive investor, securities of any competitor corporation, so long as your direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

     4. FORMER EMPLOYMENT. You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. You represent and warrant that you do not possess confidential information arising out of prior employment which, in your best judgment, would be utilized in connection with your employment by the Company, except in accordance with agreements between your former employer and the Company.

     5. PROPRIETARY INFORMATION AND INVENTIONS. You agree that you are bound by the provisions of the Proprietary Information Agreement between you and the Company, a form of which is attached hereto as Exhibit 1.

                                       2.
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     6.   TERM OF EMPLOYMENT; TERMINATION

          6.1 Your employment will be terminable at the will of either party, at any time, with or without cause or prior notice.

          6.2 If terminated for cause, or if Employee resigns voluntarily, Employee shall receive no severance pay or other benefits. Termination for cause shall be effected by a decision of the Company's Chief Executive Officer or by resolution of the Company's Board of Directors only for the following reasons:

               (a) The Employee's breach of his duty of undivided loyalty in the execution of his fiduciary duties to the Company, including, but not limited to, the use of his position of trust to further his private interests, or depriving the Company of any opportunity to which it is entitled;

               (b) Dishonesty of the Employee with respect to the Company or any of its subsidiaries;

               (c) Willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business, or business relationship of the Company or of any of its subsidiaries or any of their respective officers, directors or employees;

               (d) Conviction of the Employee upon a charge of any crime which involves moral turpitude or which could reflect unfavorably upon the Company or any of its subsidiaries;

               (e) Willful or prolonged absence from work by the Employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Employee to perform his duties and responsibilities without the same being corrected upon ten days prior written notice; or

               (f) Material breach by the Employee of any of the covenants contained on this Agreement.

          6.3 If terminated without cause, Employee shall continue to receive his then-current salary for a period of six (6) months or until new employment begins, whichever occurs first. Employee agrees to notify the Company upon acceptance of new employment.

          6.4 In the event Employee desires to resign, Employee shall give the Company not less than thirty (60) days written notice.

     7. REMEDIES. Your duties under the Proprietary Information Agreement shall survive termination of your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary

                                       3.
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Information Agreement would be inadequate and you therefore agree that the
Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     8. ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or by you.

     9. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10. NOTICES. Any notice which the Company is required or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.

     11. WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     12.  COMPLETE AGREEMENT; AMENDMENTS.  This Agreement, together with
Exhibit I sets forth the entire agreement and understandings between the parties hereto and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof. This Agreement merges all previous discussions and negotiations between the parties and supersedes and replaces any and every other agreement which may have existed between the parties with respect to the subject matter hereof. It may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

     13. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     14. LAW GOVERNING AGREEMENT. The validity of this Agreement and the rights, obligations, and relations of the parties hereunder shall be construed and determined under and in accordance with the substantive laws of the State of California without regard to its principles of conflicts of law.

                                       4.
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     15.  FORUM.  Any legal action, suit or proceeding arising from or relating to this Agreement shall be brought and maintained in the United States District Court for the Northern District of California and the parties hereby submit to the jurisdiction thereof.

     16. ATTORNEY FEES. If either party brings any action to enforce its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs in connection with such action.

                              INVISION TECHNOLOGIES, INC.

                              By:
                                 ---------------------------------------------
                                   Sergio Magistri

                              Title:
                                    ------------------------------------------
                              Date:
                                   -------------------------------------------

Accepted and agreed this

    day of      , 1994.
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-----------------------------
     David M. Pillor






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